ADOPTION AGREEMENT

For Cecil Bancorp, Inc.

Employees’ Savings & Profit Sharing Plan and Trust

Client No.DA5

ADOPTION AGREEMENT

FOR

CECIL BANCORP, INC.

EMPLOYEES’ SAVINGS & PROFIT SHARING PLAN AND TRUST

Name of Employer: Cecil Bancorp, Inc.

Address: 127 North Street, Elkton, MD 21921

Telephone Number: (410)-398-1650

Contact Person: Mary Halsey, President & CEO

Name of Plan: Cecil Bancorp, Inc. Employees’ Savings & Profit Sharing Plan and Trust

THIS ADOPTION AGREEMENT, upon execution by the Employer and the Trustee, and subsequent approval by a duly authorized representative of Pentegra Services, Inc. (the “Sponsor”), together with the Sponsor’s Employees’ Savings & Profit Sharing Plan and Trust Agreement (the “Agreement”), shall constitute the Cecil Bancorp, Inc. Employees’ Savings & Profit Sharing Plan and Trust (the “Plan”). The terms and provisions of the Agreement are hereby incorporated herein by this reference; provided, however, that if there is any conflict between the Adoption Agreement and the Agreement, this Adoption Agreement shall control.

The elections hereinafter made by the Employer in this Adoption Agreement may be changed by the Employer from time to time by written instrument executed by a duly authorized representative thereof; but, in accordance with IRS Revenue Procedure 2005-16, 200-10 I.R.B. 674, if any other provision hereof or any provision of the Agreement is changed by the Employer other than to satisfy the requirements of Section 415 or 416 of the Internal Revenue Code of 1986, as amended (the “Code”), because of the required aggregation of multiple plans, or if as a result of any change by the Employer the Plan fails to obtain or retain its tax-qualified status under Section 401(a) of the Code, the Employer shall be deemed to have amended the Plan evidenced hereby and by the Agreement into an individually designed plan, in which event the Sponsor shall thereafter have no further responsibility for the tax-qualified status of the Plan. However, the Sponsor may amend any term, provision or definition of this Adoption Agreement or the Agreement in such manner as the Sponsor may deem necessary or advisable from time to time and the Employer and the Trustee, by execution hereof, acknowledge and consent thereto. Notwithstanding the foregoing, no amendment of this Adoption Agreement or of the Agreement shall increase the duties or responsibilities of the Trustee without the written consent thereof.

I.	Effect of Execution of Adoption Agreement

The Employer, upon execution of this Adoption Agreement by a duly authorized representative thereof, (choose 1 or 2):

1. __	Establishes as a new plan the ______________________________________________ Employees’ Savings & Profit Sharing Plan and Trust, effective ____________________ (the “Effective Date”).
2. _X

Amends its existing defined contribution plan and trust Cecil Bancorp, Inc. 401(k) Plan dated January 1, 2003, in its entirety into the Cecil Bancorp, Inc. Employees’ Savings & Profit Sharing Plan and Trust, effective December 31, 2006, except as otherwise provided herein or in the Agreement (the “Effective Date”).

II.	Definitions
A.

“Compliance Testing Method” means the prior year testing method unless the Employer elects to use current year testing for determining the actual deferral percentages and actual contribution percentages by checking this line. __X___

Note:	Whichever testing method is selected (prior year testing or current year testing); it must apply to both the actual deferral percentage test and the actual contribution percentage test.

B.	Employer
1.	“Employer,” for purposes of the Plan, shall mean: _____Cecil Bancorp, Inc.______________ The Employer is (indicate whichever may apply):
a) _X	A member of a controlled group of corporations under Section 414(b) of the Code.
b) __	A member of a group of entities under common control under Section 414(c) of the Code.
c) __	A member of an affiliated service group under Section 414(m) of the Code.
d) _X	A corporation.
e) __	A sole proprietorship or partnership.
f ) __	A Subchapter S corporation.
g) __	Other _______________________________________________________ .

2.	Employer’s Taxable Year Ends on _12_/_31_
3.	Employer’s Federal Taxpayer Identification Number is _52_-_1883546_.
4.	The Plan Number for the Plan is (enter 3-digit number) _002_.

C.	“Entry Date” means the first day of the (choose 1, 2, or 3):
1. __	Calendar month coinciding with or next following the date the Employee satisfies the Eligibility requirements described in Section V.
2. __	Calendar quarter (January 1, April 1, July 1, October 1) coinciding with or next following the date the Employee satisfies the Eligibility requirements described in Section V.
3. _X

The earlier of the first day of the Plan Year or the first day of the seventh month of the Plan Year coinciding with or next following the date the Employee satisfies the Eligibility requirements described in Section V.

D.	“Limitation Year” means the twelve (12) consecutive month period ending on (12/31). Note: If no 12 month period is selected, the Limitation Year shall be the Plan Year.
E.	“Member” means an Employee enrolled in the membership of the Plan.
F.	“Normal Retirement Age” means (choose 1 or 2):
1. _X	Attainment of age _59½ _ (select an age not less than 55 and not greater than 65).
2. __	Later of: (i) attainment of age 65 or (ii) the fifth anniversary of the date the Member commenced participation in the Plan.
G.	“Normal Retirement Date” means the first day of the first calendar month coincident with or next following the date upon which a Member attains his or her Normal Retirement Age.
H.	“Plan Year” means the twelve (12) consecutive month period ending on (12/31).
I.	“Salary” for benefit purposes under the Plan means (choose 1, 2, 3, 4, 5):
1. _X	Total taxable compensation as reported on Form W-2 (exclusive of any compensation deferred from a prior year).
2. __	Internal Revenue Code Section 3401(a) compensation
3. __	Basic Salary only.
4. __	Basic Salary plus one or more of the following (if 3 is chosen, then choose (a) or (b), and/or (c),(d), or (e) whichever shall apply):
a) __	Commissions not in excess of $ ______________
b) __	Commissions to the extent that Basic Salary plus Commissions do not exceed $____________
c) __	Overtime
d) __	Overtime and bonuses
e) __	Other_______[specify exclusion]________________________________________
5. __	Internal Revenue Code Section 415 safe harbor compensation as defined in Treasury Regulation Section 1,415-2(d)(10)

J.	The following shall be excluded from Salary (choose (a), (b) or (c):
a) __	Reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation (other than deferrals specified below), and welfare benefits.

b) __	Other [Please specify]

c) _X	No additional exclusions from Salary

Note:

Member pre-tax contributions to a Section 401(k) plan are always included in Plan Salary. Qualified transportation fringe benefits under Code Section 132(f) and Member pre-tax contributions to a Section 125 cafeteria plan Section 457(b) eligible deferred compensation plan of government or tax exempt entities, Section 402(h) salary reduction Simplified Pension Plan and 403(b) Tax Deferred Annuity Plan are included in Plan Salary unless excluded under Section III below.

K.

By checking this line __X__, unless specifically provided otherwise under the terms of the Plan, only Salary earned while an Employee is eligible for Membership in the Plan shall be included in Plan Salary.

III.	Salary Adjustment
A.

Cafeteria Plan (Section 125) Salary Adjustment.

Member pre-tax contributions to a Section 125 cafeteria plan are to be included in Plan Salary, unless the Employer elects to exclude such amounts by checking this line ____.

B.

Transportation Fringe Benefit (Section 132(f) Adjustment).

Member pre-tax contributions for qualified transportation fringe benefits under Code Section 132(f) are to be included in Plan Salary, unless the Employer elects to exclude such amounts by checking this line ____.

C.

Salary Adjustment for Code Sections 402(e)(3), 402(h), 403(b) and 457(b)

Member pre-tax contributions under Code Sections 402(e)(3), 402(h), 403(b) and 457(b) are included in Plan Salary, unless the Employer elects to exclude such amounts by checking this line _____.

IV.	Highly Compensated Employee Elections
A.

Top Paid Group Election: In determining who is a Highly Compensated Employee, the Employer makes the Top Paid Group election by checking this line __X__. The effect of this election is that an Employee (who is not a 5% owner at any time during the determination year or the look-back year) with compensation in excess of $90,000 (as adjusted) for the look-back year is a Highly Compensated Employee only if the Employee was in the top-paid group (i.e., the top 20% of Employees ranked on the basis of compensation paid by the Employer) for the look-back year.

B.

Calendar Year Data Election:

For determining which Employees are Highly Compensated Employees, the look- back year will be the 12 month period immediately preceding the determination year, except that, for non-calendar year plans, the look-back year will be the calendar year ending with or within the Plan Year for which the determination is being made by checking this line ____.

V.	Eligibility Requirements
A.	All Employees shall be eligible to participate in the Plan in accordance with the provisions of Article II of the Plan, except the following Employees shall be excluded (choose whichever shall apply):
1. _X	Employees who have not attained age __21__ (Insert an age from 18 to 21).
2. _X	Employees who have not completed __12__ (1-11 or12) consecutive months of service or 24 months (provided, such 24 months of service is credited in accordance with applicable law)
Note:	Employers which permit Members to make pre-tax elective deferrals to the Plan (see VII.B.2) may not elect a 24 month eligibility period With respect to such elective deferrals).
3. _X

Employees included in a unit of Employees covered by a collective bargaining agreement, if retirement benefits were the subject of good faith bargaining between the Employer and Employee representatives.

4. _X	Employees who are nonresident aliens and who receive no earned income from the Employer which constitutes income from sources within the United States.
5. __	Employees included in the following job classifications:
a) __	Hourly Employees.
b) __	Salaried Employees.
c) __	Flex staff employees (i.e.; any Employee who is not a regular full-time or part-time Employee).

d) __	Short-term Employees ( i.e.; employees who are hired under a written agreement which precludes membership in the Plan and provides for a specific period of employment not in excess of one year).

e) __	Acquired Employees
f) __	Leased Employees.
g) __	Other _____[specify excluded class of Employees]____________________

6. __	Employees of the following employers which are aggregated under Section 414(b), 414(c) or 414(m) of the Code: _______________________________________________________________________
_______________________________________________________________________
Note:

If no entries are made above, all Employees shall be eligible to participate in the Plan on the later of: (i) the Effective Date, (ii) the first day of the calendar month, (iii) the first day of the calendar quarter, or (iv) the earlier of the first day of the Plan Year or the first day of the seventh month of the Plan Year (as designated by the Employer in Section II.C.) coinciding with or immediately following the Employee’s Date of Employment or, as applicable, Date of Reemployment.

B.	The eligibility requirement period established in Section V(A) above shall be applicable to (choose 1 or 2):
1. _X	All Employees.
2. __	Future Employees only.
C.	Such Eligibility requirements established above shall be (choose 1 or 2):
1. _X	Applied to the designated Employee group on and after the Effective Date of the Plan.
2. __	Waived for the ____ consecutive month period (may not exceed 12) beginning on the Effective Date of the Plan.
D.	Service Crediting Method for Eligibility (Choose 1, 2 or 3):
Note:	In the event your Plan provides for immediate eligibility under Section V.A. but provides for a Service Eligibility requirement for purposes of receiving any Employer contributions under Section V.E.1, you must choose a Service Crediting Method for Eligibility below.
1. __	Not applicable. There is no service required for eligibility and receipt of Employer Contributions.
2. _X	Hour of service method (Choose a or b):
a) _X	The actual number of Hours of Employment.
b) __	190 Hours of Employment for each month in which the Employee completes at least one hour of Employment.
3. __	Elapsed time method.

E.	Requirements to Commence Receipt of Employer Contributions.

1. __	Employer Contributions shall be allocated to Member’s Accounts in accordance with Article III of the Plan, except that the following Member's will not be entitled to Employer contributions (choose (a) or (b), (c), or (d)):

a) _X	No additional requirements apply. (The eligibility requirements under Section V.A above apply to Employer Contributions); or

b) __	Members who have not attained age____ (Insert an age from 18 to 21);
c) __	Member’s who have not completed ____ (1 - 12) consecutive months of service; and/or
d) __	Members who have not completed 24 months of service (may only be selected for the purpose of eligibility to receive Profit Sharing contributions under the Plan).
2.	In accordance with the requirements of Section V.E.1., Member’ shall become eligible to commence receipt of Employer Contributions effective as of (choose a, b, or c):

a) __	The first day of the calendar month coinciding with or next following the date the Employee satisfies the Eligibility requirements described in Section V(E)(1).
b) __

The first day of the calendar quarter (January 1, April 1, July 1, October 1) coinciding with or next following the date the Employee satisfies the Eligibility requirements described in Section V(E)(1).

c) __

The earlier of the first day of the Plan Year or the first day of the seventh month of the Plan Year coinciding with or next following the date the Employee satisfies the Eligibility requirements described in Section V(E)(1).

3.	The requirement to commence receipt of Employer Contributions established in this Section V.E.1 and V.E.2 shall apply to all Employer Contributions provided under Section 3.4 of the Plan except:
a) __	Matching contributions
b) __	Basic contributions
c) __	Safe harbor CODA contributions
d) __	Supplemental contributions
e) __	Profit sharing contributions
f)	__	Qualified non-elective contribution

Note:

If an Employer contribution type is selected in Section V.E.3 above, Members will receive Employer contributions subject to the eligibility requirements elected under Section V.A above and the provisions of the Plan document for such Employer contribution type.

VI.	Prior Employment Credit

A.	Prior Employment Credit:
Consistent with applicable law, Employment with the following entity or entities shall be included for eligibility and vesting purposes:

Columbian Bank FSB and Susquehanna Bank__________________________ ________________________________________________________________
Note:	If this Plan is a continuation of a Predecessor Plan, service under the Predecessor Plan shall be counted under this Plan.

VII.	Contributions

A.	Effective Date for Salary Deferrals (Choose 1 or 2):
1. _X	There shall be no separate effective date for the Plan’s salary deferral component; or
2. __	The effective date for the salary deferral component of the Plan shall be ___________.

B.	Employee Contributions (fill in 1 whichever shall apply choose 2 or 3; 4 , 5, 6, 7, 8 or 9):
1. _X

The maximum amount of monthly contributions a Member may make to the Plan (both pre-tax deferrals and after-tax contributions) is _100_% (1-100%, subject to all applicable IRS and Plan limits) of the Member’s Salary.

2. _X	(Choose a and/or b):
a) _X	A Member may make pre-tax elective deferrals to the Plan, based on multiples of 1% of Salary, or

b) _X	A Member may make pre-tax elective deferrals to the Plan based on a specified dollar amount.

3. __	A Member may not make pre-tax elective deferrals to the Plan.
4. __	A Member may make after-tax contributions to the Plan, based on multiples of 1% of Salary.
5. _X	A Member may not make after-tax contributions to the Plan.
6. _X	An Employee may allocate a rollover contribution to the Plan prior to satisfying the Eligibility requirements described above.
7. __	A Member may not allocate a rollover contribution to the Plan.
8. _X	A Member may elect to apply a special salary deferral election with respect to bonus payments up to __90__% (1-100%) of such bonus (subject to IRS and Plan limits).
9. __	Employee Roth 401(k) contributions (may only be elected upon approval by the Plan Sponsor in accordance with applicable law.)
C.	A Member may change his or her contribution rate with respect to, if made available, pre-tax deferrals and after-tax contributions (choose 1, 2 ,3, 4, or 5):

1. __	1 time per pay period.
2. __	1 time per calendar month.
3. __	1 time per calendar quarter.
4. _X	Semi-annually (i.e., the first day of the Plan Year and the first day of the seventh month of the Plan Year)
5. __	Other (must be at least once per calendar year).
D.	Employer Matching Contributions (fill in 1 or 7 as applicable; and if you select 1, then choose 2, 3, 4, 5, 6 or 7):

1. __

The Employer matching contributions under 2, 3, 4 or 5 below shall be based on the Member’s contributions (both pre-tax deferrals and after-tax contributions) not in excess of ____% (1-50 but not in excess of the percentage specified in B.1. above) of the Member’s Salary.

2. __

The Employer shall allocate to each contributing Member’s Account an amount equal to ____% (not to exceed 200%) of the Member’s contributions (both pre-tax deferrals and after-tax contributions) for the period elected in VII.D. (as otherwise limited in accordance with VII.C.1. above).

3. __

The Employer shall allocate to each contributing Member’s Account an amount based on the Member’s contributions for the month (as otherwise limited in accordance with C.1. above) and determined in accordance with the following schedule:

Years of Employment	Matching %
Less than 3	50%
At least 3, but less than 5	75%
5 or more	100%
4. __

The Employer shall allocate to each contributing Member’s Account an amount based on the Member’s contributions for the month (as otherwise limited in accordance with C.1. above) and determined in accordance with the following schedule:

Years of Employment	Matching %
Less than 3	100%
At least 3, but less than 5	150%
5 or more	200%
5. __	The Employer shall allocate to each contributing Member’s Account an amount equal to % on the first ____% of the Member’s monthly contributions plus ____% on the next % of the Member’s contributions.
6. __	Employer matching contributions for each contributing Member shall not exceed $_____ during the Plan Year.
7. __	No Employer matching contributions will be made to the Plan.
E.	Employer Discretionary Matching Contributions (select 1 or 2)
1. _X	The Employer may make matching contributions equal to a discretionary percentage, to be determined by the Employer, of the Member’s contributions (both pre-tax and after-tax contributions).
2. __	The Employer may make matching contributions equal to ____% (not to exceed 200%) of a Member’s contributions, plus:
a. ___	N/A
b. ___	an additional discretionary percentage, to be determined by the Employer.

And, in determining the matching contributions above, only Member contributions up to the percentage or dollar amount specified below will be matched: (select 1, 2 or 3)

1. ___	____% the Member’s Salary (1-50 % but not in excess of the percentage specified in B.1 above).of a Member’s Salary.
2. ___	$________.
3. ___	a discretionary percentage of a Member’s Salary or a discretionary dollar amount, the percentage or dollar amount to be determined by the Employer on a uniform basis to all Members.
3. ___

The Employer may make matching contributions equal to a discretionary percentage, to be determined by the Employer, of each tier, to be determined by the Employer, of the Member’s contributions (both pre-tax and after-tax contributions).

4. ___

The Employer may make matching contributions equal to the sum of ____% of the portion of the Member’s contributions which do not exceed ____% of the Member’s salary or $_________ plus ____% of the portion of the Member’s contributions which exceed ____% of the Member’s salary or $________.

Note:	If b. or a. above is elected, the rate of matching contributions must decrease as a Member’s contributions or Years of Employment (or Periods of Service) increase.
F.	Period for Determining Matching Contributions
1.	Matching contributions will be determined on the following basis (and any Salary or dollar limitation used to determine the match will be based upon the applicable period) (Choose a or b):

a) _X	entire Plan Year; or
b) __	each payroll period.
c) __	Other (Specify) _____________________________________________

2.	Where an Employer elects to make matching contributions on the basis of the entire Plan Year under Section VII.D.1.a above, such contributions shall be made to Members who:
a) __	are actively employed at any time during the Plan Year;
b) __	complete a Year of Service for the Plan Year;
c) __	are actively employed on the last day of the Plan Year;
d) _X	are actively employed on the last day of the Plan Year and complete a Year of Service for the Plan Year; and /or
e) _X	are not actively employed on the last day of the Plan Year due to
_X	Death
_X	Disability
_X	Retirement

Note:

If e is selected, Members who are not actively employed at the end of the Plan Year shall be eligible to receive contributions in accordance with the election(s) made under e regardless of whether the Employer elected to check items (b), (c), or (d) of Section VII.E.2.

G.

Safe Harbor CODA Contributions (Actual Deferral Percentage Test Safe Harbor Contributions) (Complete 1, 2 or 3 below). Please note that if you elect a Safe Harbor CODA, you must provide a timely notice to all Members in accordance with applicable law.

1. __

The Employer shall make a safe harbor Basic Matching Contribution to the Plan on behalf of each Member (i.e.; 100% of the Member’s 401(k) Deferrals that do not exceed 3% percent of the Member’s Salary plus 50% of the Member’s 401(k) Deferrals that exceed 3% percent of the Member’s Salary but that do not exceed 5% of the Member’s Plan Salary).

2. __	In lieu of safe harbor Basic Matching Contributions, the Employer will make the following contributions for the Plan Year (complete (a) and/or (b)):
a)	Enhanced Matching Contributions (complete 1, 2 or 3 below):
(1) __	The Employer shall make Matching Contributions to the Account of each Member in an amount equal to the sum of:

(i)	the Member’s 401(k) Deferrals that do not exceed ____ percent of the Member’s Salary plus

(ii)	percent of the Member’s 401(k) Deferrals that exceed ____ percent of the Member’s Salary and that do not exceed ____ percent of the Member’s Salary.

Note:

In the blank in (i) and the second blank in (ii), insert a number that is 3 or greater but not greater than 6. The first and last blanks in (ii) must be completed so that at any rate of 401(k) Deferrals, the Matching Contribution is at least equal to the Matching Contribution receivable if the Employer were making Basic Matching Contributions, but the rate of match cannot increase as deferrals increase. For example, if “4” is inserted in the blank in (i), (ii) need not be completed.

(2) __	150% of the Member’s contributions not to exceed ____ (Enter 3% or 4%) of the Member’s Plan Salary; or
(3) __	200% of the Member’s contributions not to exceed ____ (Enter 2% or 3%) of the Member’s Plan Salary.
b) __	Safe Harbor Nonelective Contributions:

The Employer will make a Safe Harbor Nonelective Contribution to the Account of each Member in an amount equal to 3 percent of the Member’s Salary for the Plan Year, unless the Employer inserts a greater percentage here ____.

3._X No Employer Safe Harbor contributions will be made to the Plan

H.	Employer Basic Contributions (choose 1 or 2):
1. __	The Employer shall allocate an amount equal to ____% (based on 1% increments not to exceed 15%) of Member’s monthly Salary to (choose (a) or (b)):
a) __	The Accounts of all Members
b) __	The Accounts of all Members who were employed with the Employer on the last day of the applicable period for which the Employer Basic Contribution is being made.
2. _X	No Employer Basic Contributions will be made to the Plan.
I.	Employer Supplemental Contributions:

The Employer may make supplemental contributions for any Plan Year in accordance with Section 3.7 of the Plan.

J.	Employer Profit Sharing Contributions (Choose 1, 2, 3 or 4):
1. __	No Employer Profit Sharing Contributions will be made to the Plan.

Non-Integrated Formula

2. __

Profit sharing contributions shall be allocated to each Member’s Account in the same ratio as each eligible Member’s Salary during such Contribution Determination Period bears to the total of such Salary of all eligible Members.

Integrated Formula

3. __

Profit sharing contributions shall be allocated to each eligible Member’s Account in a uniform percentage (specified by the Employer as ____ %) of each Member’s Salary during the Contribution Determination Period (“Base Contribution Percentage”) for the Plan Year that includes such Contribution Determination Period , plus a uniform percentage (specified by the Employer as ____%, but not in excess of the lesser of (i) the Base Contribution Percentage and (ii) the greater of (1) 5.7% or (2) the percentage equal to the portion of the Code Section 3111(a) tax imposed on employers under the Federal Insurance Contributions Act (as in effect as of the beginning of the Plan Year) which is attributable to old-age insurance) of each Member’s Salary for the Contribution Determination Period in excess of (select a, b, c or d):

a)	__	the Social Security Taxable Wage Base
b)	___	____% of the Taxable Wage Base
c)	___	80% of the Taxable Wage Base plus $1.00
d)	___	$____ (not greater than the Taxable Wage Base)

The election made above (a, b, c, or d) shall be deemed “Excess Salary” for the Plan Year that includes such Contribution Determination Period, in accordance with Article III of the Plan.

Non Integrated Contribution With An Integrated Allocation
4. _X Subject to the overall permitted disparity limit, Profit Sharing contributions shall be allocated as follows

Step One:

If the Plan is Top-Heavy (See Plan Article XI, Section 11.2), contributionswill be allocated to each eligible Members’ account in the ratio that each Member(s Salary bears to the total of all eligible Members’ Salary, but not in excess of 3% of each Members’ Salary.

Step Two:

If the plan is Top-Heavy, any contributions remaining after the allocation in Step One will be allocated to each eligible Member(s account in the ratio that each eligible Members’ Salary for the Plan Year in excess of the Integration Level bears to the total excess Salary of all eligible Members, but not in excess of 3% of each Members’ Salary in excess of the Integration Level.

Step Three:

Any contributions remaining after the allocation in Step Two will be allocated to each eligible Members’ account in the ratio that the sum of each eligible Members’ Salary and Salary in excess of the Integration Level bears to the sum of all eligible Members( Salary and Salary in excess of the Integration Level, but not in excess of the Profit Sharing Maximum Disparity Rate times the sum of the Member(s Salary and Salary in excess of the Integration Level.

Step Four:	Any remaining Employer contributions will be allocated to each eligible Members’ account in the ratio that each Members’ Salary bears to the total of all eligible Members’ Salary.

Note:

Overall Permitted Disparity Limit shall mean, notwithstanding the preceding Step One through Step Four, for any Plan Year that the Plan benefits any Member who benefits under another qualified plan or simplified employee pension (as defined in Section 408(k) of the Code) maintained by the Employer that provides for permitted disparity (or imputes disparity), Employer contributions will be allocated to the count of each Member who is entitled to an allocation in the ratio that such Member(s total Salary bears to the total Salary of all Members. The Profit Sharing Maximum Disparity Rate is 5.7%. If the Integration Level selected is equal to the Taxable Wage Base, the applicable percentage is 2.7% if the Plan is Top-Heavy and 5.7% if the Plan is not Top-Heavy. The Taxable Wage Base is the contribution and benefits base in effect under Section 230 of the Social Security Act in effect as of the beginning of the Plan Year.

a) Integration Level (select 1, 2, 3, or 4)

1)	_X_	the Social Security Taxable Wage Base

2)	___	____% (not greater than 100%) of the Taxable Wage Base

3)	___	80% of the Taxable Wage Base plus $1.00

4)	___	$____ (not greater than the Taxable Wage Base)

K.	Allocation of Employer Profit Sharing Contributions:

In accordance with Section VII, J above, a Member shall be eligible to share in Employer Profit Sharing Contributions, if any, as follows :

1.

A Member shall be eligible for an allocation of Employer Profit Sharing Contributions for a Contribution Determination Period only if he or she (choose (a), (b), (c), (d), or (e) whichever shall apply):

a) __	is actively employed at any time during the Contribution Determination Period;
b) __	completed 1,000 Hours of Employment if the Contribution Determination Period is a period of 12 months (250 Hours of Employment if the Contribution Determination Period is a period of 3 months);
c) __	is actively employed on the last day of the Contribution Determination Period;
d) _X

is actively employed on the last day of the Contribution Determination Period and completed 1,000 Hours of Employment if the Contribution Determination Period is a period of 12 months (250 Hours of Employment if the Contribution Determination Period is a period of 3 months);

e) _X	are not actively employed on the last day of the Plan Year due to
_X	Death
_X	Disability
_X	Retirement

Note:

If (e) is selected, Members who are not actively employed at the end of the Plan Year shall be eligible to receive contributions in accordance with the election(s) made under e regardless of whether the Employer elected to check items (b), (c), or (d) of Section VII.J.1.

L.	“Contribution Determination Period” for purposes of determining and allocating Employer profit sharing contributions means (choose 1,2, 3 or 4):
1. _X	The Plan Year.
2. __	The Employer’s Fiscal Year (defined as the Plan’s “limitation year”) being the twelve (12) consecutive month period commencing ____/____ (month/day) and ending

____/____ (month/day).

3. __	The three (3) consecutive month periods that comprises each of the Plan Year quarters.
4. __

The three (3) consecutive monthly periods that comprise each of the Employer’s Fiscal Year quarters. (Employer’s Fiscal Year is the twelve (12) consecutive month period commencing ____/____ (month/day) and ending ____/____(month/day).)

M.	Employer Qualified Nonelective Contributions:

The Employer may make qualified nonelective contributions for any Plan Year in accordance with Section 3.9 of the Plan.

N.	Top Heavy Contributions:

If the Plan is determined to be Top Heavy and if Top Heavy Contributions will be made to the Plan, Top Heavy Contributions will be allocated to: (choose 1 or 2 below):

1. _X	Only Members who are Non-Key Employees.
2. __	All Members.
O.	Employee Catch-up contributions
1. _X_	Member who meets the requirements to make catch-up contributions under Section 414(v) of the Code shall be eligible to make catch-up contributions under the Plan. (Choose (a) or (b):

a) _X_	The Employer will match any Employee Catch-up contributions in accordance with the terms of the Plan.
b) ___	The Employer will not match Employee Catch-up contributions
2. ___	Employee Catch-up contributions shall not be permitted under the Plan.

VIII.	Investments

The Employer shall execute a separate agreement to appoint an investment manager, as well as a separate form to select the investment funds available, under the Plan.

IX.	Employer Securities
A.

If the Employer makes available an Employer Stock Fund pursuant to Article IV, Section 4.3 of the Plan, then voting and tender offer rights with respect to Employer Stock shall be delegated and exercised as follows (choose 1, 2 and/or 3):

1. _X

Each Member shall be entitled to direct the Plan Administrator as to the voting and tender or exchange offer rights involving Employer Stock held in such Member’s Account, and the Plan Administrator shall follow or cause the Trustee to follow such directions. If a Member fails to provide the Plan Administrator with directions as to voting or tender or exchange offer rights, the Plan Administrator shall exercise those rights as it determines in its discretion and shall direct the Trustee accordingly.

2. __	The Plan Administrator shall direct the Trustee as to the voting of all Employer Stock and as to all rights in the event of a tender or exchange offer involving such Employer Stock.
(Note:	to the extent required by law, the right to vote Employer Stock held in a Members Account will be passed through to the Members
3.	Employees may only invest up to % of any contributions remitted to the Plan in accordance with Section VII (above) in the Employer Stock Fund.

X.	Investment Direction

A.

1. _X     Members shall be entitled to designate what percentage of employee contributions and employer contributions made on their behalf will be invested in the various Investment Funds offered by the Employer.

2. __

The following portions of a Member’s Account will be invested at the Employer’s direction (choose whichever shall apply) (Note: Any source not specified below shall be invested at the direction of the Member).:

a) ___	All accounts under the Plan;
b) ___	Employer Profit Sharing Contributions
c) ___	Employer Matching Contributions
d) ___	Employer Basic Contributions
e) ___	Employer Supplemental Contributions
f) ___	Employer Qualified Nonelective Contributions
g) ___	Employer Safe Harbor CODA Contributions under Section 3.14 of the Plan
h) ___	The Member’s Transfer Account
i) ___	Other ___________________________________________________
3. ___	Amounts invested at the Employer’s direction may not be transferred by the Member to any other Investment Fund.
4. ___	Notwithstanding the election in Item 2 above, a Member may transfer such amounts to any other Investment Fund upon (choose whichever may apply):
a) ___	the attainment of age ____ (insert 45 or greater)
b) ___	the completion of ____ (insert 10 or greater) Years of Employment
c) ___	the attainment of age plus Years of Employment equal to ____ (insert 55 or greater)

B.	In accordance with applicable law, a Member may change his or her investment direction (choose 1,2, 3, 4 or 5):
1. _X	1 time per business day.
2. __	1 time per calendar month.
3. __	1 time per calendar quarter.
4. __	Semi-annually (i.e. the first day of the Plan year and the first day of the seventh month of the Plan Year)
5. __	Other (must be at least once per calendar year)_________________________________.

C.

If a Member or Beneficiary (or the Employer, if applicable) fails to make an effective investment direction, the Member’s contributions and Employer contributions made on the Member’s behalf shall be invested in (insert one of the Investments selected by the Employer under the terms of the Plan)._______________

D.	ERISA Section 404(c) Compliance (choose 1 or 2)
1. X_	The Plan is intended to comply with Section 404(c) of ERISA with respect to accounts subject to Member direction.
2. __	Employer Stock is not an alternative OR the Plan is not intended to comply with Section 404(c) of ERISA.

E.	Effective as of _____________________, the following additional provisions shall apply to the Employer Stock Fund (Check all that apply):
1. __	No additional Employee contributions may be made to the Employer Stock Fund;
2. __	No additional Employer contributions may be made to the Employer Stock Fund;
3. __	No investment fund transfers may be made to the Employer Stock Fund; and/or
4. __	No investment fund transfers may be made from the Employer Stock Fund.

XI.	Vesting Schedules

(Choose 1, 2, 3, 4, 5, 6 or 7)

Note:   Notwithstanding any election by the Employer to the contrary, each Member shall acquire a 100% vested interest in his Account attributable to all Employer contributions made to the Plan upon the earlier of (i) attainment of Normal Retirement Age, (ii) approval for disability or (iii) death. In addition, a Member shall at all times have a 100% vested interest in; the Employer Qualified Non-Elective Contributions, if any; Safe Harbor CODA contributions, if any; and in the pre-tax elective deferrals and nondeductible after-tax Member Contributions. Also, if a Plan is determined to be Top Heavy, a different vesting schedule, other than the schedule elected above, may apply. Further note that in accordance with applicable law, neither Schedule 3 nor Schedule 6 may be elected for purposes of Employer matching and/or Employer Supplemental Contributions Formula 1 (pursuant to Plan Section 3.7) contributions.

Schedule	Years of Employment	Vested %
1. __	Immediate	Upon Enrollment	100%
2. __	2-6 Year Graded	Less than 2	0%
2 but less than 3	20%
3 but less than 4	40%
4 but less than 5	60%
5 but less than 6	80%
6 or more	100%
3. __	5-Year Cliff	Less than 5	0%
5 or more	100%
4. __	3-Year Cliff	Less than 3	0%
3 or more	100%
5. __	4-Year Graded	Less than 1	0%
1 but less than 2	25%
2 but less than 3	50%
3 but less than 4	75%
4 or more	100%

6. __ 3-7 Year Graded	Less than 3	0%
3 but less than 4	20%
4 but less than 5	40%
5 but less than 6	60%
6 but less than 7	80%
7 or more	100%
7. _X Other	Less than _1__	0%
_1__ but less than 2	_20_%
_2__ but less than 3	_40_%
_3__ but less than 4	_60_%
_4__ but less than 5	_80_%
_5__ or more	100%
Note:

The Vesting Schedule under Item 7 may not impose greater vesting restrictions there would otherwise apply under schedule 3 or 6 (or schedule 2 or 4) for Employer Matching Calculations or employee supplemental contributions formula.

B.	With respect to the schedules listed above, the Employer elects (choose 1, 2, 3, 4 or 5):
1.	Schedule ___ solely with respect to Employer matching contributions.
2.	Schedule ___ solely with respect to Employer basic contributions.
3.	Schedule ___ solely with respect to Employer supplemental contributions.
4.	Schedule ___ solely with respect to Employer profit sharing contributions.
5.	Schedule _7_ with respect to all Employer contributions.
C.	Years of Employment Excluded for Vesting Purposes The following Years of Employment shall be disregarded for vesting purposes (choose whichever shall apply):
1. ___	Years of Employment during any period in which neither the Plan nor any predecessor plan was maintained by the Employer.
2. ___	Years of Employment of a Member prior to attaining age 18.
D.	Service Crediting Method for Vesting (Choose 1, 2, or 3):
1. ___	Not Applicable. Plan provides 100% vesting for all contributions.
2. _X_	Hour of service method (if elected, Years of Service will be substituted for Years of Employment for purposes of this Section XI) (Choose a or b):
a) _X_	The actual number of Hours of Employment.
b) ___	190 Hours of Employment for each month in which the Employee completes at east one Hour of Employment.

3. ___	Elapsed time method.

XII.	Withdrawal Provisions
A.	The following portions of a Member’s Account will be eligible for in-service withdrawals, subject to the provisions of Article VII of the Plan (choose whichever shall apply):
1. __	Employee after-tax contributions and the earnings thereon.
In-service withdrawals permitted only in the event of (choose whichever shall apply):
a) __	Hardship.
b) __	Attainment of age 59½.
2. _X	Employee pre-tax elective deferrals and the earnings thereon (including any Roth 401(k) deferrals, if any).

Note:

In-service withdrawals of all employee pre-tax elective deferrals and earnings thereon as of December 31, 1988 are permitted only in the event of hardship or attainment of age 59½. In- service withdrawals of earnings after December 31, 1988 are permitted only in the event of attainment of age 59½.

3. _X	Employee rollover contributions and the earnings thereon.
In-service withdrawals permitted only in the event of (choose whichever shall apply):
a) _X	Hardship.
b) __	Attainment of age 59½.
4. __	Employer matching contributions and the earnings thereon. In-service withdrawals permitted only in the event of (choose whichever shall apply):
a) __	Hardship.
b) __	Attainment of age 59½.
5. __	Employer basic contributions and the earnings thereon. In-service withdrawals permitted only in the event of (choose whichever shall apply):
a) __	Hardship.
b) __	Attainment of age 59½.
6. __	Employer supplemental contributions and the earnings thereon.

In-service withdrawals permitted only in the event of (choose whichever shall apply):

a) __	Hardship.
b) __	Attainment of age 59½.
7. __	Employer profit sharing contributions and the earnings thereon.

In-service withdrawals permitted only in the event of (choose whichever shall apply):

a) __	Hardship.
b) __	Attainment of age 59½.
8. __	Employer qualified nonelective contributions and earnings thereon.

Note: In-service withdrawals of all employer qualified nonelective contributions and earnings thereon are permitted only in the event of attainment of age 59½.

9. __	Employer safe harbor CODA contributions and earnings thereon.

Note:

In-service withdrawals of all employee pre-tax elective deferrals and earnings thereon as of December 31, 1988 are permitted only in the event of hardship or attainment of age 59½. In- service withdrawals of earnings after December 31, 1988 are permitted only in the event of attainment of age 59½.

10. __	No in-service withdrawals shall be allowed.

11._X In the event of a Hardship withdrawal, all contributions on behalf of such employee under the plan shall be suspended for a period of _6_ (enter number of months, not to exceed 6) months.

B.

Notwithstanding any elections made in Subsection A of this Section XII above, the following portions of a Member’s Account shall be excluded from eligibility for in- service withdrawals (choose whichever shall apply):

1. __	Employer contributions, and the earnings thereon, credited to the Employer Stock Fund.
2. __	Employer contributions, and the earnings thereon, credited to the Certificate of Deposit Fund.
3. __	Employee contributions and deferrals, and the earnings thereon, credited to the Stock Fund.
4. __	All Employee contributions and deferrals, and the earnings thereon, credited to the Employer Certificate of Deposit Fund.
5. __	Other: _____________________________________________________________

XIII.	Distribution Option (choose whichever shall apply)
1. _X	Lump Sum and partial lump sum payments only.
2. __	Lump Sum and partial lump sum payments plus one or more of the following

(choose (a) and /or (b)):

a) __	Installment payments.
b) __	Annuity payments.
3. __	Distributions in kind of Employer Stock.
4. __	Annuity as the normal form of payment (only available to amended and restated Plans that must continue to make the annuity the Normal Form of benefit payment under the Plan)

XIV.	Loan Program (choose 1, 2, 3, 4 or 5 if applicable)
1. _X_	No loans will be permitted from the Plan.
2. ___	Loans will be permitted from the Member’s Account.
3. ___	Loans will be permitted from the Member’s Account, excluding (choose whichever shall apply):
(1) __	Employer Profit sharing contributions and the earnings thereon.
(2) __	Employer matching contributions and the earnings thereon.
(3) __	Employer basic contributions and the earnings thereon.
(4) __	Employer supplemental contributions and the earnings thereon.
(5) __	Employee after-tax contributions and the earnings thereon.
(6) __	Employee pre-tax elective deferrals and the earnings thereon (including any Roth 401(k) deferrals, if any).
(7) __	Employee rollover contributions and the earnings thereon.
(8) __	Employer qualified nonelective contributions and the earnings thereon.
(9) __	Employer safe harbor CODA contributions and the earnings thereon.
(10) __	Any amounts to the extent invested in the Employer Stock Fund.
(11) __	Any amounts to the extent invested in the Certificate of Deposit Fund.
4. __	Loans will only be permitted from the Member’s Account in the case of hardship or financial necessity as defined under Section 8.1 of the Plan.
5. __	A Member may only have ___ (e.g., one (1)) loan(s) outstanding at any time.

XV.	Additional Information

If additional space is needed to select or describe an elective feature of the Plan, the Employer should attach additional pages and use the following format:

The following is hereby made a part of Section ____ of the Adoption Agreement and is thus incorporated into and made a part of the Cecil Bancorp, Inc. Employees’ Savings & Profit Sharing Plan and Trust.

________________________________________

Signature of Employer’s Authorized Representative

_______________________________________

Signature of Trustee

Supplementary Page ___ of [total number of pages].

XVI.	Plan Administrator

The Named Plan Administrator under the Plan shall be the (choose 1, 2, 3 or 4):

Note: Pentegra Services, Inc. may not be appointed Plan Administrator.

1. _X_	Employer
2. __	Employer’s Board of Directors
3. __	Plan’s Administrative Committee
4. __	Other (if chosen, then provide the following information)

Name:	Cecil Bancorp, Inc.
Address:	127 North Street, Elkton, MD 21921
Tel No.:	410-398-1650
Contact:	Mary B. Halsey

Note:	If no Named Plan Administrator is designated above, the Employer shall be deemed the Named Plan Administrator.

XVII.	Trustee
1)	The Employer hereby appoints the following person(s) or entity to serve as Trustee under the Plan (select a or b below)
a) __	For all investment assets under the Plan
b) __	For all investment assets except the Employer Stock Fund (if checked, please complete item 2 below).

Name:	_____________________________
Address:	_____________________________
Telephone Number:	_____________________________	Contact:____________________________

____________________________________
Signature of Trustee (Required if utilizing the Trust Instrument under Article IX of the Plan)

2)	The Employer hereby appoints the following person(s) or entity to serve as Trustee under the Plan for the Employer Stock Fund:
Name:	_____________________________
Address:	_____________________________
Telephone Number:	_____________________________	Contact:____________________________

____________________________________
Signature of Trustee (Required if utilizing the Trust Instrument under Article IX of the Plan)

EXECUTION OF ADOPTION AGREEMENT

By execution of this Adoption Agreement by a duly authorized representative of the Employer, the Employer acknowledges that it has established or, as the case may be, amended a tax-qualified retirement plan into the Cecil Bancorp, Inc.Employees’ Savings & Profit Sharing Plan and Trust (the “Plan”). The Employer hereby represents and agrees that it will assume full fiduciary responsibility, and Pentegra Services, Inc. assumes no fiduciary responsibility for and shall not have any fiduciary responsibility for, the operation of the Plan and for complying with all duties and requirements imposed under applicable law, including, but not limited to, the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended. In addition, the Employer represents and agrees that it will accept full responsibility for complying with any applicable requirements of federal or state securities law as such laws may apply to the Plan and to any investments thereunder.

The adopting Employer may rely on an opinion letter issued by the IRS as evidence that the Plan is qualified under Section 401 of the Code only to the extent provided in Revenue Procedure 2005-16, 2005-10 I.R.B. 674.. The Employer may not rely on the opinion letter in certain circumstances or with respect to certain qualification requirements, which are specified in the opinion letter issued with respect to the plan and in IRS Revenue Procedure 2005-16. In order to have reliance in such circumstances or with respect to such qualification requirements with respect to the Plan, application for an individual determination letter for the Plan must be made by the Employer to the IRS.

The failure to properly complete the Adoption Agreement may result in disqualification of the Plan and Trust evidenced thereby.

The Sponsor will inform the Employer of any amendments to the Plan or of the discontinuance or abandonment of the Plan by the Sponsor.

Any inquiries regarding the adoption of the Plan should be directed to the Sponsor as follows:

Pentegra Services, Inc.

108 Corporate Park Drive

White Plains, New York 10604

(914) 694-1300

IN WITNESS WHEREOF, the Employer has caused this Adoption Agreement to be executed by its duly authorized officer this ____ day of _____________, 20____.

Cecil Bancorp, Inc.

By:	/s/ Mary B. Halsey
Name:	Mary B. Halsey
Title:	President & CEO